Exhibit 3.1(a)

________ Examiner ________ Name Approved C ☐ P ☐ M ☐ R.A. ☐ ________ P.C.

FEDERAL IDENTIFICATION

NO. 04-3430806

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Pamela J. Montpelier                                                                                          , *President,

and James W. Murphy                                                                                                  , *Clerk,

of                                                      SERVICE BANCORP, INC.,

(Exact name of corporation)

located at                         81 Main Street, Medway, MA 02053                                             ,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                                                     6

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on October 28, 2003, by vote of:

1,125,522 shares of             Common Stock                 of 1,647,284 shares outstanding,

                            (type, class & series, if any)

                     shares of                                                           of                      shares outstanding,

(type, class & series, if any)

                     shares of                                                           of                      shares outstanding,

(type, class & series, if any)

[1]**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*Delete the inapplicable words.                             **Delete the inapplicable clause.

[1]For amendments adopted pursuant to Chapter 156B, Section 70.

[2]For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following: Not applicable

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

See Attachment A

Attachment A

TEXT OF AMENDMENTS TO ARTICLES OF ORGANIZATION

The text of Section 6.6 to the Articles of Organization of the corporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.6. Indemnification.

A. Definitions. For purposes of this Section 6.6:

(1) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this clause (1), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the board of directors or the stockholders of the Corporation;

(2) “Director” means any person who serves or has served the Corporation as a director on the board of directors of the Corporation;

(3) “Disinterested Director” means, with respect to each Proceeding (defined below) in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(4) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(5) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(6) “Officer” means any person who serves or has served the Corporation as an officer appointed by the board of directors of the Corporation;

(7) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(8) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (a) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (b) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

B. Indemnification of Directors and Officers. Subject to the operation of Section 6.6(F), each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law as the same exists or may hereafter be amended against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, unless such Director or Officer shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. The rights of indemnification provided by this Section 6.6(B) shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the board of directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these by-laws in accordance with the provisions set forth herein.

C. Indemnification of Non-Officer Employees. Subject to the operation of Section 6.6(F), each Non-Officer Employee may, in the discretion of the board of directors of the Corporation, be indemnified by the Corporation to the fullest extent permitted by applicable law as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, unless such Non-Officer Employee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. The rights of indemnification provided by this Section 6.6(C) shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the board of directors of the Corporation.

D. Advancement of Expenses to Directors Prior to Final Disposition.

(1) Subject to applicable law, the Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Such undertaking may be accepted without reference to the financial ability of the Director to make such repayment. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the board of directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these by-laws.

(2) If a claim for advancement of Expenses hereunder by a Director meeting the requirements of Section 6.6(D)(1) is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Section 6.6 shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(3) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final disposition of the Proceeding that the Director has not met any applicable standard for indemnification set forth under applicable law.

E. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(1) The Corporation may, at the discretion of the board of directors of the Corporation and on such terms and conditions as the board of directors shall determine in its discretion (which shall be consistent with applicable law), advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses. Such undertaking may be accepted without reference to the financial ability of the Officer or Non-Officer Employee to make such repayment.

(2) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth under applicable law.

F. Procedure for Indemnification. In order to obtain indemnification or advancement of Expenses under this Section 6.6, a Director, Officer or Non-Officer Employee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to such Director, Officer or Non-Officer Employee and is reasonably necessary to determine whether and to what extent he or she is entitled to indemnification or advancement of Expenses, if applicable. Any indemnification under this Section 6.6 shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Director, Officer or Non-Officer Employee, unless a final disposition of a Proceeding finds that such Director, Officer or Non-Officer Employee did not meet the applicable standard of conduct set forth in Section 6.6(B) or Section 6.6(C), as applicable. Notwithstanding the foregoing, in the event that there is no final disposition of a Proceeding that such Director, Officer or Non-Officer Employee did or did not meet the applicable standard of conduct set forth in Section 6.6(B) or Section 6.6(C), as applicable, then indemnification shall be provided pursuant to this Section 6.6 unless the Corporation reasonably determines within such 60-day period that the Director, Officer or Non-Officer Employee did not meet the applicable standard of conduct set forth in Section 6.6(B) or Section 6.6(C), as applicable. Such determination by the Corporation shall be made in each instance by (1) a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (2) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (3) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

G. Contractual Nature of Rights.

(1) The foregoing provisions of this Section 6.6 shall be deemed to be a contract between the Corporation and each Director, Officer and Non-Officer Employee entitled to the benefits hereof at any time while this Section 6.6 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(2) If a claim for indemnification hereunder by a Director, Officer or Non-Officer Employee is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification (to the extent such Director, Officer or Non-Officer Employee is entitled thereto), such Director, Officer or Non-Officer Employee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director, Officer or Non-Officer Employee shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Section 6.6 shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director, Officer or Non-Officer Employee is not entitled to indemnification shall be on the Corporation.

(3) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth under applicable law.

H. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Section 6.6 shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Corporation’s Articles or these by-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

I. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law or the provisions of this Section 6.6.

J. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Section 6.6 as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

K. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section 6.6 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                                              .

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of December, 2004,

/s/ Pamela J. Montpelier , *President,

/s/ James W. Murphy , *Clerk	.

*Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $             having been paid, said articles are deemed to have been filed with me this             day of             20    .

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Mehrin Masud-Elias, Esq.

Goodwin Procter LLP

Exchange Place, Boston, MA 02109

Telephone: (617) 570-1919